   As filed with the Securities and Exchange Commission on February 26, 2002
                                                   Registration No. 333 - ______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  TELLIUM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                          22-3509099
(State or other jurisdiction of                            (I.R.S. Employer
 Incorporation or organization)                          Identification No.)

                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                (732) 923 - 4100
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

             Amended and Restated Special 2001 Stock Incentive Plan
                            2001 Stock Incentive Plan
                            (Full title of the plans)

               Harry J. Carr, Chairman and Chief Executive Officer
                                  Tellium, Inc.
                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                 (732) 923-4100

                                    copy to:

                             Richard A. Steinwurtzel
                    Fried, Frank, Harris, Shriver & Jacobson
                          1001 Pennsylvania Avenue, NW
                             Washington, D.C. 20004
                                 (202) 639-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


  ============================================================================================================================
                                                                                     Proposed
                                                                                      Maximum        Proposed
                                                                                     Offering        Maximum      Amount of
          Title of Each Class                                       Amount to be     Price per      Aggregate    Registration
      of Securities to be Registered                                 Registered      Share (1)    Offering Price     Fee
      ------------------------------                                 ----------      ---------    --------------     ---
  Common stock, $.001 par value, issuable
  under the Special 2001 Stock Incentive Plan                        712,501          $2.14        $ 1,524,752    $  140.28

  Common stock, $.001 par value, issuable
  under the 2001 Stock Incentive Plan                              5,584,613          $2.14        $11,951,072    $1,099.50

  Total                                                            6,297,114                       $13,475,824    $1,239.78
  ============================================================================================================================



   (1) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). The proposed maximum offering prices are based on the average of the high and low sale price of $2.14 per share of Tellium's common stock reported on the Nasdaq Stock Market on February 25, 2002.

                                EXPLANATORY NOTE

      This registration statement registers shares of common stock that may be issued under the Amended and Restated Special 2001 Stock Incentive Plan and the 2001 Stock Incentive Plan.

      This registration statement contains information required in the registration statement under Part II of Form S-8. The plan information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This plan information, the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants of the employee benefit plans as specified by Rule 428 under the Securities Act of 1933.

      Tellium, Inc. will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus as set forth in Form S-8), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act of 1933 or additional information about the plans. Requests should be directed to Tellium, Inc., 2 Crescent Place, Oceanport, New Jersey 07757-0901 attention: Jennifer Collins (telephone 723-923-4100).

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

            . The following documents, which have been filed by Tellium with the SEC, are incorporated by reference in this registration statement:
            . Current Reports on Form 8-K filed on October 25, 2001, November 15, 2001, December 20, 2001 and January 31, 2002;
            . Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;
            .  Quarterly Report on Form 10-Q for the quarter ended June 30,
               2001;
            . Final prospectus under Rule 424(b), filed on May 17, 2001, that contains audited financial statements for our latest fiscal year and a description of our common stock;
            .  Registration Statement on Form 8-A, filed on May 11, under
               Section 12 of the Securities Exchange Act of 1934; and
            . Registration Statement on Form S-1 (No. 333-46362) originally filed on September 22, 2000, including all amendments.

            All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

            Under Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended and restated, eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

            The Registrant's Certificate of Incorporation, as amended and restated, requires the Registrant to indemnify its directors and officers to the extent permitted under Section 145 of the Delaware General Corporation Law. The Registrant's Certificate of Incorporation, as amended and restated, provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, to the full extent authorized by the Delaware General Corporation Law.

            The above discussion of Section 145 and of the Registrant's Certificate of Incorporation, as amended and restated, is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Registrant's Certificate of Incorporation, as amended and restated.

            The Registrant has obtained primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against some liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.    EXHIBITS.

            The following documents are filed as exhibits to this registration statement:

Exhibit    Description of Exhibit
-------    ----------------------

4.1 2001 Stock Incentive Plan, filed as Exhibit 10.28 to Tellium's Registration Statement (File No. 333-46362) on Form S-1*.

4.2        Amended and Restated Special 2001 Stock Incentive Plan.

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of the shares of common stock covered by this registration statement.

23.1       Consent of Deloitte & Touche LLP.

23.2       Consent of Ernst & Young LLP.

23.3       Consent of Arthur Andersen LLP.

23.4       Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
           Exhibit 5.1 above).

24.1 Power of Attorney (included on signature page of this registration statement).

------------------
* Incorporated by reference.

ITEM 9.    UNDERTAKINGS.

           (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any prospectus required by Section 10(a)
              (3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Tellium pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Tellium pursuant to the foregoing provisions, or otherwise, Tellium has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Tellium will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Tellium certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanport, State of New Jersey, on February 26, 2002.

                                      TELLIUM, INC.

                                   By: /s/  Harry J. Carr
                                       -----------------------------------------
                                         Harry J. Carr
                                         Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

            The undersigned directors and officers of Tellium, Inc. hereby constitute and appoint Harry J. Carr and William J. Proetta and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                        TITLE                                       DATE
/s/ Harry J. Carr                Chief Executive Officer and                 February 26, 2002
-------------------------------  Chairman of the Board of Directors
Harry J. Carr                    (Principal Executive Officer)


/s/ William J. Proetta           President and Chief Operating Officer       February 26, 2002
-------------------------------
William J. Proetta


/s/ William B. Bunting           Director                                    February 26, 2002
-------------------------------
William B. Bunting


/s/ Michael M. Connors           Director                                    February 26, 2002
-------------------------------
Michael M. Connors


/s/ Jeffrey A. Feldman           Director                                    February 26, 2002
-------------------------------
Jeffrey A. Feldman


/s/ Edward F. Glassmeyer         Director                                    February 26, 2002
-------------------------------
Edward F. Glassmeyer


/s/ William A. Roper             Director                                    February 26, 2002
-------------------------------
William A. Roper


/s/ Richard C. Smith             Director                                    February 26, 2002
-------------------------------
Richard C. Smith


/s/ Marc B. Weisberg             Director                                    February 26, 2002
-------------------------------
Marc B. Weisberg


/s/ Michael J. Losch             Chief Financial Officer (Principal          February 26, 2002
-------------------------------  Financial and Accounting Officer)
Michael J. Losch


                                  EXHIBIT INDEX

            The following documents are filed as exhibits to this registration statement:

EXHIBIT         DESCRIPTION OF EXHIBIT
-------         ----------------------

 4.1 2001 Stock Incentive Plan, filed as Exhibit 10.28 to Tellium's Registration Statement (File No. 333-46362) on Form S-1*.

 4.2            Amended and Restated Special 2001 Stock Incentive Plan.

 5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of the shares of common stock covered by this registration statement.

 23.1           Consent of Deloitte & Touche LLP.

 23.2           Consent of Ernst & Young LLP.

 23.3           Consent of Arthur Andersen LLP.

 23.4           Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
                Exhibit 5.1 above).

 24.1 Power of Attorney (included on signature page of this registration statement).

-------------------
* Incorporated by reference.

                                      E-1